Sub-Item: 77 E

LEGAL PROCEEDINGS
Since October 2003,
Federated and related
entities (collectively,
 "Federated"), and various
 Federated funds
("Funds"), have been named
 as defendants in several
class action lawsuits now
pending in the United States
District
Court for the District of
Maryland. The lawsuits were
purportedly filed on behalf
 of people who purchased, owned
and/or redeemed shares of
Federated-sponsored mutual
funds during specified periods
 beginning November 1, 1998.
The suits are generally similar
in alleging that Federated
engaged in illegal and improper
trading practices including
market timing and late trading
 in concert with certain
 institutional traders, which
 allegedly caused financial injury to
the mutual fund shareholders.
These lawsuits began to be filed
shortly after Federated's first
 public announcement
that it had received requests
for information on shareholder
trading activities in the Funds
from the SEC, the Office
of the New York State Attorney
 General ("NYAG"), and other
 authorities. In that
regard, on November 28, 2005,
Federated announced that
it had reached final
settlements with the SEC
and the NYAG with respect
 to those matters.
Specifically, the SEC and
NYAG settled proceedings
against three Federated
subsidiaries involving
undisclosed
market timing arrangements
 and late trading. The SEC
 made findings: that
 Federated Investment Management
Company ("FIMC"), an
SEC-registered investment
 adviser to various Funds,
 and Federated Securities
 Corp., an
SEC-registered broker-dealer
and distributor for the Funds,
violated provisions of
the Investment Advisers Act and
Investment Company Act by
approving, but not disclosing,
 three market timing arrangements,
 or the associated
conflict of interest between
FIMC and the funds involved in
 the arrangements, either to
 other fund shareholders or to
the funds' board; and that
 Federated Shareholder
 Services Company, formerly
 an SEC-registered transfer agent,
failed to prevent a customer
 and a Federated employee
from late trading in violation
of provisions of the Investment
Company Act. The NYAG found
that such conduct violated
provisions of New York State
law. Federated entered
into the settlements without
 admitting or denying the
regulators' findings. As
 Federated previously reported
in 2004,
it has already paid approximately
 $8.0 million to certain funds as
 determined by an independent
 consultant. As part
of these settlements, Federated
agreed to pay disgorgement and
a civil money penalty in the
aggregate amount of an
additional $72 million and,
 among other things, agreed
that it would not serve as
investment adviser to any
registered investment company
 unless (i) at least 75% of
the fund's directors are
independent of Federated, (ii) the
chairman of each such fund is
independent of Federated, (iii)
 no action may be taken by
 the fund's board or any
committee thereof unless
approved by a majority of the
 independent trustees of the
fund or committee, respectively,
and (iv) the fund appoints
 a "senior officer" who reports
 to the independent trustees
 and is responsible for
monitoring compliance by
the fund with applicable laws
 and fiduciary duties and
for managing the process by which
management fees charged to
a fund are approved. The
settlements are described
in Federated's announcement
which, along with previous
 press releases and related
communications on those
matters, is available in the "About
Us" section of Federated's
website at FederatedInvestors.com.
Federated entities have also
 been named as defendants in
 several additional lawsuits
 that are now pending in the
United States District Court
 for the Western District of
 Pennsylvania, alleging,
among other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds retained
the law firm of Dickstein Shapiro
LLP to represent the Funds in
 each of the
lawsuits described in the
preceding two paragraphs.
Federated and the Funds, and
 their respective counsel, have
been defending this litigation,
 and none of the Funds remains
a defendant in any of the
lawsuits (though some could
potentially receive any
recoveries as nominal defendants).
 Additional lawsuits based upon
similar allegations may
be filed in the future. The
 potential impact of these
lawsuits, all of which seek
unquantified damages, attorneys'
fees, and expenses, and future
potential similar suits is
uncertain. Although we do not
 believe that these lawsuits will
have a material adverse effect
on the Funds, there can be no
assurance that these suits,
 ongoing adverse publicity
and/or other developments
 resulting from the regulatory
 investigations will not result
 in increased Fund
redemptions, reduced sales
of Fund shares, or
 other adverse consequences
 for the Funds.